                                                                    Exhibit 11.1


                    INTEGRAL SYSTEMS INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                      SIX MONTHS ENDED MARCH 31,                 YEARS ENDED SEPTEMBER 30,
                                       1998               1997              1997            1996            1995
                                 ----------------  ------------------  --------------  --------------  --------------
                                   (UNAUDITED)        (UNAUDITED)
Basic:

 Weighted average number
  of common shares                     5,762,786           5,716,140        5,718,060       5,688,126       5,652,930
                                      ==========          ==========       ==========      ==========      ==========

 Net income                           $  791,205          $  283,097       $  628,829      $  323,017      $  380,703
                                      ==========          ==========       ==========      ==========      ==========

 Earnings per share                   $      .14          $      .05       $      .11      $      .06      $      .07
                                      ==========          ==========       ==========      ==========      ==========

Diluted:

 Weighted average number
  of common shares                     6,132,469           5,877,953        5,907,613       5,828,005       5,762,933
                                      ==========          ==========       ==========      ==========      ==========

 Net income                           $  791,205          $  283,097       $  628,829      $  323,017      $  380,703
                                      ==========          ==========       ==========      ==========      ==========

 Earnings per share                   $      .13          $      .05       $      .11      $      .06      $      .07
                                      ==========          ==========       ==========      ==========      ==========